UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 21, 2026
ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.01	OKE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Directors

On January 21, 2026, the Board of Directors (the ONEOK Board) of ONEOK, Inc. (ONEOK) elected Mark A. McCollum and Precious Williams Owodunni as directors to the ONEOK Board, effective January 23, 2026. In connection with the election of Mr. McCollum and Ms. Owodunni, the ONEOK Board increased the size of the ONEOK Board from 10 directors to 12 directors.

Mr. McCollum, 66, retired as president and chief executive officer of Weatherford International plc in June 2020, having led the company since April 2017. Before joining Weatherford, he served as executive vice president and chief financial officer of Halliburton Company until March 2017.

Prior to his tenure at Halliburton, which began in 2003, Mr. McCollum held senior leadership positions at Tenneco Inc. from 1995 through 2003, including serving as Tenneco’s chief financial officer. Earlier in his career, he spent 14 years with Arthur Andersen LLP, ultimately becoming an audit and advisory partner in the firm’s global energy practice.

Mr. McCollum currently serves on the boards of Westlake Corporation and Seadrill Limited. He previously served as director for Marathon Oil Corporation. Mr. McCollum holds a Bachelor of Business Administration degree from Baylor University.

Ms. Owodunni, 50, is the chief executive officer of Mountaintop Consulting, a strategy, organizational development and leadership advisory firm that serves blue-chip corporate clients globally, including Fortune 500 energy companies, investment banks, law firms and private equity firms.

Before establishing Mountaintop in 2009, she was a vice president at Goldman Sachs & Co., where she made private equity investments in high-growth businesses and served on the boards of several portfolio companies. Ms. Owodunni began her career at Goldman Sachs as an investment banker in the Mergers and Strategic Advisory Group, where she advised oil and gas, power, retail and industrial companies on mergers, acquisitions and corporate finance matters.

Ms. Owodunni has served on the board of Cadence Bank since 2019. She graduated from Yale University with a Bachelor of Arts in Ethics, Politics and Economics and received her J.D. from Yale Law School.

In connection with the foregoing appointments, the ONEOK Board determined that each of Mr. McCollum and Ms. Owodunni is independent under the rules of the New York Stock Exchange. Mr. McCollum will serve on the ONEOK Board’s Audit Committee and Corporate Governance Committee. Ms. Owodunni will serve on the ONEOK Board’s Executive Compensation Committee and Corporate Governance Committee.

There are no transactions or relationships between Mr. McCollum and ONEOK or Ms. Owodunni and
ONEOK that would be required to be reported under Item 404(a) of Regulation S-K.
members.

Director Compensation

For their service on the ONEOK Board, Mr. McCollum and Ms. Owodunni will each receive an annual retainer in the amount of compensation for non-management directors disclosed in the ONEOK 2025 Proxy Statement filed on April 2, 2025, prorated for their service from January 2026 through April 2026.

Director Indemnification Agreements

In connection with the appointment of Mr. McCollum and Ms. Owodunni to the ONEOK Board, ONEOK entered into a customary indemnification agreement (the Indemnification Agreement), in the form previously approved by the ONEOK Board, with each of Mr. McCollum and Ms. Owodunni. Each Indemnification Agreement provides for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by Mr. McCollum or Ms. Owodunni, as applicable, in various legal proceedings in which such director may be involved by reason of his or her service as director, as permitted by Oklahoma law and ONEOK’s Amended and Restated Certificate of Incorporation.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Indemnification Agreement, a copy of which was filed as Exhibit 10.5 to ONEOK’s Annual Report on Form 10-K filed on February 25, 2015, and is incorporated herein by reference.

Item 9.01		Financial Statements and Exhibits
	(d)	Exhibits

Exhibit number		Description

99.1		Press release, dated January 26, 2026

104		Cover page interactive data file (embedded within the Inline XBRL document and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	January 26, 2026	By:	/s/ Walter S. Hulse III
Walter S. Hulse III Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

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